EXHIBIT 22



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 9, 1999 included in Washington Real Estate Investment Trust's Form 10-K for the year ended December 31, 1998, into Washington Real Estate Investment Trust's previously filed Registration Statements on Form S-8, File No. 33-63671, Form S-3, Filed No. 333-23157, Form S-8, File No. 333-48081 and Form S-4, File No. 333-48293.


ARTHUR ANDERSEN, LLP
Washington, D.C.
March 10, 1999